UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☐           Definitive Proxy Statement
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☐           Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

CHARTWELL INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Chartwell International, Inc.
140 East Main Street
Middletown, NY 10940
Telephone: (949) 335-5319

To the Stockholders of Chartwell International, Inc.:

You are cordially invited to attend an Annual Meeting of Stockholders of Chartwell International, Inc. (the “Company”) to be held at 9:00 a.m. (PST), on February 19, 2009, at the law offices of Weintraub Genshlea Chediak, 400 Capitol Mall, Suite 1100, Sacramento, California 95814.

Details regarding the business to be conducted are described in the Notice of Internet Availability of Proxy Materials (the “Notice”) you received in the mail and in this proxy statement. We have also made available a copy of our 2008 Annual Report with this proxy statement. We encourage you to read our Annual Report. It includes our audited financial statements and provides information about our business.

You may have noticed changes in the way we are providing proxy materials to our stockholders in connection with our 2008 Annual Meeting. This is because we have elected to provide access to our proxy materials over the Internet under the Securities and Exchange Commission’s new “notice and access” rules.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote over the Internet, as well as by telephone or, if you requested to receive printed proxy materials, by mailing a proxy or voting instruction card. Please review the instructions on each of your voting options described in this proxy statement as well as in the Notice you received in the mail.

Also, please let us know if you requested to receive printed proxy materials, by marking the appropriate box on the enclosed proxy card.

Thank you for your ongoing support of Chartwell. We look forward to seeing you at our Annual Meeting.

Imre Eszenyi
Chairman of the Board

____________, 2009
Middletown, New York

Chartwell International, Inc.
140 East Main Street
Middletown, NY 10940
Telephone: (949) 335-5319

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD FEBRUARY 19, 2009

NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders of Chartwell International, Inc. (the “Company”), a Nevada corporation, will be held at the law offices of Weintraub Genshlea Chediak, 400 Capitol Mall, Suite 1100, Sacramento, California 95814, on February 19, 2009, at 9:00 a.m. (PST) for the following purposes:

1.	To elect three (3) directors to hold office until the next Annual Meeting of Stockholders or until their successors are elected and qualified;

2.	To approve a 1-for-2 reverse stock split of our outstanding shares of common stock;

3.
To grant discretionary authority to our Board of Directors to approve a sale of our wholly-owned subsidiary, Middletown & New Jersey Railway Company, Inc. (“MNJ”) for no less than $300,000 payable in (i) cash, or (ii) a combination of cash and a promissory note secured by the assets of MNJ, with simple interest at no less than permissible by Nevada law and a term of no more than 10 years;

4.	To grant discretionary authority to our Board of Directors to approve a pro-rata spin-off of MNJ to our stockholders;

5.
To grant discretionary authority to our Board of Directors to approve a sale of all or substantially all of our mining properties and mining interests for no less than either (i) $1,000,000 payable in (a) cash, or (b) a combination of cash and a promissory note secured by the properties and interests, with simple interest at no less than permissible by Nevada law and a term of no more than 10 years; or (ii) a perpetual royalty stream of at least 2% of the net selling price for coal and a minimum of $0.25 per ton for other minerals mined, payable in cash;

6.	To grant discretionary authority to our Board of Directors to approve a pro-rata spin-off of Belville Mining Company, Inc. to our stockholders;

7.
To grant discretionary authority to our Board of Directors to approve the conversion of all or part of our outstanding promissory notes into shares of our capital stock, which conversion may result in a change of control of the Company;

8.	To ratify the appointment of Urish Popeck & Co., LLC as the Company’s independent registered accounting firm for the 2009 fiscal year; and

9.	To transact such other business as may properly come before the meeting.

The Board of Directors has fixed the close of business on January 2, 2009, as the record date for determining those stockholders who will be entitled to vote at the meeting or any postponement or adjournment thereof.  Stockholders are invited to attend the meeting in person.

Please let us know if you requested to receive printed proxy materials, or, if you vote by telephone or over the Internet, by indicating your plans when prompted.  If you attend the meeting, you may vote in person if you wish, even if you previously have returned your proxy card.  The proxy may be revoked at any time prior to the time it is voted.

By Order of the Board of Directors

/s/
Name: Paul Biberkraut
Corporate Secretary

____________, 2009
Middletown, New York

YOUR VOTE IS IMPORTANT

YOU ARE ENCOURAGED TO READ THIS PROXY STATEMENT AND SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.  IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN.  ANY PROXY GIVEN BY YOU MAY BE REVOKED BY WRITTEN NOTIFICATION TO OUR CORPORATE SECRETARY, BY FILING A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE ANNUAL MEETING IN PERSON AND VOTING BY BALLOT. FOR SPECIFIC INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, PLEASE REFER TO THE INSTRUCTIONS ON THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS (THE “NOTICE”) YOU RECEIVED IN THE MAIL, THE SECTION ENTITLED INFORMATION CONCERNING THE SOLICITATION BEGINNING ON PAGE 1 OF THIS PROXY STATEMENT OR, IF YOU REQUESTED TO RECEIVE PRINTED PROXY MATERIALS, YOUR ENCLOSED PROXY CARD.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on February 19, 2009. Our Proxy Statement and Annual Report to Stockholders are available at www._______________________.

Chartwell International, Inc.
140 East Main Street
Middletown, NY 10940
Telephone: (949) 335-5319

PROXY STATEMENT

INFORMATION CONCERNING THE SOLICITATION

We  have made this proxy statement available to you on the Internet, or, upon your request, have delivered printed proxy materials to you, in connection with the solicitation of proxies for use at Chartwell International, Inc. (the “Company”) Annual Meeting of stockholders, which will take place on Thursday, February 19, 2009 at 9:00 a.m. (PST) at the law offices of Weintraub Genshlea Chediak, 400 Capitol Mall, Suite 1100, Sacramento, California 95814, and at any postponement or adjournment thereof (the “Meeting”). As a stockholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this proxy statement.

Only stockholders of record on January 2, 2009 (“Record Date”) are entitled to notice of and to vote at the Meeting.  As used in this Proxy Statement, the terms “we,” “us” and “our” also refer to the Company.

In accordance with rules recently adopted by the Securities and Exchange Commission (the “SEC”), we may now furnish proxy materials, including this proxy statement and our 2008 Annual Report to Stockholders, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice, which was mailed to our stockholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

If you are a stockholder of record, you may vote by proxy. You can vote by proxy over the Internet by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you can also vote by mail or telephone pursuant to instructions provided on the proxy card.  You may change your vote at any time prior to the taking of the vote at the Meeting. If you are the stockholder of record, you may change your vote by (1) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), (2) providing a written notice of revocation to Chartwell’s Corporate Secretary at Chartwell International, Inc., P.O. Box 976, McLean, Virginia 22101 prior to your shares being voted, or (3) attending the Meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

The proxy solicited hereby, if properly completed and delivered to us, will be voted at the Meeting in accordance with the instructions contained therein.  If no contrary instructions are given, each proxy received will be voted “FOR” the nominees for the Board of Directors and for each of the proposals, and at the proxy holder’s discretion, on such other matters, if any, which may properly come before the Meeting (including any proposal to adjourn the Meeting).

This proxy is solicited on behalf of our Board of Directors.  We will bear the entire cost of preparing, assembling, printing and mailing proxy materials furnished by the Board of Directors to the stockholders.  Copies of proxy materials will be furnished to brokerage houses, fiduciaries and custodians to be forwarded to beneficial owners of our stock entitled to vote.  In addition to the solicitation of proxies by use of the internet, some of our officers, directors and employees may, without additional compensation, solicit proxies by telephone or personal interview.

Our Annual Report on Form 10-KSB for the fiscal year ended June 30, 2008, including financial statements, is included in the proxy materials.  Such report and financial statements are not a part of this proxy statement except as specifically incorporated herein.

This Proxy Statement and form of proxy were first made available at www.______ on or about January __, 2009 to stockholders of record as of January 2, 2009.

Help Us Reduce Costs of Our Annual Meeting

To help us reduce costs related to our annual meeting, we ask all stockholders who vote through the Internet to consent to electronic delivery of mailings related to future stockholder meetings. If you hold shares in your own name and you are voting via the Internet, you can consent online when you vote.  If you hold shares through an intermediary, such as a broker or bank, please refer to the information provided by your bank or broker for instructions on how to consent to electronic distribution.

RECORD DATE AND VOTING RIGHTS

We are currently authorized to issue up to 100,000,000 shares of Common Stock, $0.001 par value and 25,000,000 shares of Preferred Stock, $0.001 par value.  As of December 31, 2008, 16,237,900 shares of Common Stock were issued and outstanding and 1,950 shares of Series A Preferred Stock were outstanding.  Each share of Common Stock shall be entitled to one (1) vote on all matters submitted for stockholder approval.  The shares of Series A Preferred Stock are not entitled to voting rights.  The record date for determination of stockholders entitled to notice of and to vote at the Meeting is January 2, 2009.

A majority of the outstanding shares of our Common Stock, entitled to vote must be represented in person or by proxy at the Meeting to constitute a quorum for the transaction of business.

Under Nevada law, abstentions and broker non-votes are counted as present for determining quorum.  For the election of directors, the nominees for director who receive the most votes will become our directors.  There are no cumulative voting rights.  A majority of quorum is required to approve all other proposals.  Abstentions and broker non-votes will not be counted either for or against any proposal to determine if a proposal is approved.

PROPOSAL 1 - ELECTION OF DIRECTORS

General Information

Our bylaws presently provide that the authorized number of directors may be fixed by resolution of the Board from time to time, with a minimum of not less than three (3) directors and a maximum of seven (7) directors.  The Board currently consists of three (3) members.

At the Meeting, stockholders will be asked to elect the nominees for director listed below, each of whom is a current member of our Board of Directors.

Nominees for Director

The nominees for director have consented to being named as nominees in this Proxy Statement and have agreed to serve as directors, if elected.  Unless otherwise instructed, the proxy holders will vote the proxies received by them for the three (3) nominees named below.  If any nominee is unable or declines to serve as a director at the time of the Meeting, the proxies will be voted for any nominee designated by the present Board of Directors to fill the vacancy.  The Board of Directors has no reason to believe that any of the nominees will be unavailable for election.  The Directors who are elected shall hold office until the next Annual Meeting of Stockholders or until their earlier death, resignation or removal, or until their successor is elected and qualified.

The following sets forth the persons nominated by the Board of Directors for election and certain information with respect to those individuals:

Nominee	Age
Imre Eszenyi	41
David Adams	51
Charles Srebnik	74

Biographies

Imre Eszenyi	Director since 2005

Mr. Imre Eszenyi, CFA, is the founder and is currently the Managing Partner of Orchestra Finance L.L.P., a London-based independent investment firm, which is authorized and regulated by the Financial Services Authority. Mr. Eszenyi founded the Orchestra Companies in 2001. In 2005, Mr. Eszenyi joined the Board of Directors and currently serves as our Acting President, Vice President and Chairman of the Board. Previously, he has gained extensive experience in the structuring and execution of capital markets and private equity transactions globally while serving in various senior capacities at global investment banking firms, including UBS Warburg, Credit Suisse First Boston and Bankers Trust. Most recently with Orchestra Finance L.L.P., Mr. Eszenyi was involved in providing financing for fast developing publicly-listed companies, including ThermoGenesis Corp. (“KOOL”), FX Energy, Inc. (“FXEN”) and Telkonet, Inc. (“TKO”). Mr. Eszenyi received an M.B.A. from Ohio University, where he was sponsored by the George Soros Foundation, and attended the Janus Pannonius University of Economics. He is a Chartered Financial Analyst and is a member of the Association for Investment Management and Research.

David C. Adams	Director since 2005

David Adams joined the Board of Directors in April 2005, and also serves as Assistant Corporate Secretary. He is a shareholder of the law firm of Weintraub Genshlea Chediak representing public and private corporations in the areas of intellectual property, corporate finance, mergers and acquisition, and regulatory matters from 2007 to the present. From 2000 to 2007, he was a shareholder of the law firm of Bullivant Houser Bailey representing public and private corporations. From November 1996 to 2000, he served as General Counsel and V.P of Business Development for ThermoGenesis Corp. (“KOOL”). Mr. Adams received his Bachelor of Arts Degree in Psychology, with High Distinction, from the University of Colorado, Colorado Springs in 1984, and his Juris Doctorate, with Distinction, from the University of the Pacific, McGeorge School of Law in 1988.

Charles Srebnik	Director since 2005

Charles Srebnik has been engaged in the Investment Banking industry for more than four decades. For the past twenty-five years, Mr. Srebnik has been an independent financial consultant with the firm, Charles Srebnik and Associates, and he has managed a privately held family fund. In 1992, he was the Chairman of the Rockland Bioscience Park Corporation. From 1990 to 1992, Mr. Srebnik was a contractor to the Resolution Trust Corporation. In 1981, he co-founded Genetic Engineering, Inc. (a biotechnology company) and served as its Chairman of the Board of Directors and President until it was acquired by Miller Diversified Corporation in 1992. Between 1975 and 1980, he served as the Director of Special Situations in the Corporate Finance Department of D.H. Blair & Co., Inc. He is a life member of the World Simmental Federation and a member of the Holstein Association.

RECOMMENDATION OF THE BOARD

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE NOMINEES LISTED ABOVE.

PROPOSAL 2 – APPROVAL OF A 1-FOR-2 REVERSE STOCK SPLIT

Our Board of Directors has adopted resolutions proposing to effect a reverse stock split pursuant to which the outstanding shares of our common stock will be combined and reconstituted as a smaller number of shares of common stock by a ratio of 1-for-2.

If this proposal is approved by the stockholders, the reverse stock split will become effective on February 26, 2009.  At that time, all of the shares of the old common stock will be converted into shares of the new common stock as set forth below.  As permitted by Nevada law, there will be no change in par value of the shares or the number of authorized shares.

Reasons for the Reverse Stock Split

The purpose of the reverse stock split is to increase the market price per share of our common stock.  The Board of Directors believes that by decreasing the number of shares outstanding we will have an increased stock price.  Our management believes that the low per share market price of our common stock impairs the acceptability of the stock by the financial community and the investing public. Theoretically, the number of shares outstanding should not, by itself, affect the marketability of the stock, the type of investor who acquires it, or our reputation in the financial community, but in practice this is not necessarily the case, as many investors look upon low-priced stocks as unduly speculative in nature and, as a matter of policy, avoid investment in such stocks.  Our management also believes that a low share price reduces the effective marketability of our shares because of the reluctance of many leading brokerage firms to recommend low-priced stocks to their clients.  Certain institutional investors have internal policies preventing the purchase of low-priced stocks and many brokerage houses do not permit low-priced stocks to be used as collateral for margin accounts.  A variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing in low-priced stocks.  Some of those policies and practices pertain to the payment of brokers' commissions and to time-consuming procedures that function to make the handling of low-priced stocks unattractive to brokers from an economic standpoint.  In addition, the structure of trading commissions also tends to have an adverse impact upon holders of low-priced stocks because the brokerage commission on a sale of a low-price stock generally represents a higher percentage of the sales price than the commission on a relatively higher-priced stock.

Our Board of Directors is hopeful that the decrease in the number of shares of our outstanding common stock as a consequence of the reverse stock split will result in an anticipated increased price level, which will encourage interest in our common stock and possibly promote greater liquidity for our stockholders.  In addition, although it may be anticipated that the increase in the price level of our common stock as a result of the reverse stock split will be proportionately less than the decrease in the number of shares outstanding, the reverse stock split could result in a price level for the shares that will overcome the reluctance, policies and practices referred to above and diminish the adverse impact of trading commissions on the market for the shares.  However, there can be no assurance that the foregoing effects will occur, or that the share price level of the common stock immediately after the reverse stock split will be maintained for any period of time.

Effective Date of the Reverse Stock Split

           If this proposal is approved by the stockholders, the reverse stock split will become effective on February 26, 2009.  At that time, all of the shares of the old common stock will be converted into shares of the new common stock as set forth below.  As permitted by Nevada law, there will be no change in the par value of the shares or the number of authorized shares.

Certificates and Fractional Shares

Following the effective date of the stock split, the share certificates representing the pre-reverse split number of common stock shares held by the stockholders (the “Old Shares”) will continue to be valid. In the future, new share certificates will be issued reflecting the reverse split, but this in no way will effect the validity of your current share certificates. The reverse split will occur on the effective date of the reverse split without any further action on the part of our shareholders. After the effective date of the reverse split, each share representing the Old Shares will be deemed to represent 1/2 of a share of our common stock. Certificates representing the post-reverse split number of shares (the “New Shares”) will be issued in due course as the Old Shares’ certificates are tendered for exchange or transfer to our transfer agent, Computershare Limited. Each holder of record of shares of our common stock that is outstanding on the effective date of the reverse split may contact our transfer agent after the effective date to exchange the certificates representing the Old Shares for new certificates representing the New Shares. Until the stockholder forwards a completed letter of transmittal (which letter can be obtained from our transfer agent), together with certificates representing such stockholder's Old Shares to the transfer agent and receives in return a new certificate representing the stockholder’s New Shares, such stockholder's Old Shares shall be deemed equal to the number of whole shares of New Shares to which such shareholder is entitled as a result of the reverse split.

           No fractional shares will be issued.  Any fractional shares created as a result of the reverse stock split will be rounded up to the nearest whole share.

Effects of the Reverse Stock Split

           The principal effect of the reserve stock split will be to decrease the number of shares of common stock outstanding from 16,237,900 to approximately 8,118,950before giving effect to the rounding of fractional shares referred to above.  In addition, the Board of Directors will take appropriate action to proportionately adjust the number of shares of common stock issuable upon exercise of outstanding warrants, options, other convertible securities and other contingent share issuances, and to adjust the related exercise price, to reflect the reverse stock split.  As a result, following the effective date of the reverse stock split, the number of common shares issuable upon the exercise of outstanding warrants, options, other convertible securities and contingent share issuances will be reduced from 2,688,038 to approximately 1,344,019 shares.

The shares of new common stock will be fully paid and nonassessable.  The relative voting and other rights of holders of the new common stock will not be altered by the reverse stock split.

 Certain Federal Income Tax Consequences

           The following description of the material United States federal income tax consequences of the reverse stock split is based on the United States Internal Revenue Code of 1986, as amended, applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this proxy.  Changes to the laws could alter the tax consequences described below, possibly with retroactive effect.  We will not request an opinion of counsel or a ruling from the Internal Revenue Service regarding the United States federal income tax consequences of the reverse stock split.  This discussion is for general information only and does not discuss the tax consequences which may apply to special classes of taxpayers (e.g., tax-exempt organizations, non- resident aliens, mutual funds, regulated investment companies, broker/dealers or insurance companies).  This summary does not discuss the state, local and foreign (non-United States) tax consequences of the reverse stock split, which may vary significantly as to each stockholder, depending upon the jurisdiction in which such stockholder resides.  STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE PARTICULAR CONSEQUENCES TO THEM.

           In general, the United States federal income tax consequences of the reverse stock split will vary among stockholders depending upon whether they receive cash for fractional shares or solely a reduced number of shares of common stock in exchange for their old common stock.  We believe that because the reverse stock split is not part of a plan to increase periodically a stockholder's proportionate interest in our assets or earnings and profits, the reverse stock split will likely have the following United States federal income tax effects:

No gain or loss should be recognized by a stockholder upon the stockholder’s exchange of shares pursuant to the reverse stock split.  The aggregate tax basis of the shares received in the reverse stock split would be the same as the stockholder’s aggregate tax basis in the shares exchanged.  The stockholder ‘s holding period for the shares would include the period during which the stock holder held the pre-split shares surrendered in the reverse stock split.

Our beliefs regarding the tax consequences of the reverse stock split are not binding upon the Internal Revenue Service or the Courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF A 1 FOR 2 REVERSE SPLIT OF THE OUTSTANDING SHARES OF OUR COMMON STOCK.

PROPOSAL 3 – APPROVAL OF GRANT OF DISCRETIONARY AUTHORITY TO THE BOARD TO SELL OUR WHOLLY-OWNED SUBSIDIARY, MIDDLETON & NEW JERSEY RAILWAY COMPANY, INC.

We are seeking stockholder approval to grant discretionary authority to our Board of Directors to approve a sale of our wholly-owned subsidiary, Middletown & New Jersey Railway Company, Inc. (“MNJ”) for no less than $300,000 payable in (i) cash, or (ii) a combination of cash and a promissory note secured by the assets of MNJ, with simple interest at no less than permissible by Nevada law and a term of no more than 10 years. In accordance with Nevada law, a sale of a substantial portion of our assets requires the approval of our stockholders.

Background

On April 26, 2006, we completed the acquisition of 100% of the outstanding common shares of Cranberry Creek. Cranberry Creek’s primary asset is its wholly owned subsidiary MNJ which owns and operates a regional short-line railroad located in Middletown, New York. The acquisition price was $2,230,000 which included $1,730,000 paid in cash and a convertible note payable of $500,000. The note bears interest at the rate of 8% per annum, was due on February 15, 2008, interest is payable quarterly, and the principal balance plus any accrued interest can be converted into shares of our common stock at a rate of $3.165 per share at any time. The conversion rights have expired. With the written consent of the note holder, we did not pay off the note payable on its due date. To date, we have attempted and continue to negotiate with the note holder to extend and restructure the note payable beyond its original due date. We are in default of the note and the note holder has commenced legal action against MNJ by filing a complaint in Orange County, New York on July 17, 2008. We have continued to accrue interest on the note payable at the original note interest rate. At December 31, 2008, the balance of the note payable plus accrued interest was $535,000.

MNJ consists of approximately 18 miles of rail track that run from Middletown, New York south to the New Jersey state border and several parcels of land in Orange County, New York for a total of approximately 138 acres. The MNJ interchanges with Norfolk Southern Corporation’s railroad at its northern end.  MNJ’s current operations are limited and we have begun capital improvements and are considering operational infrastructure alternatives to both increase the volume of activity on the railroad as well as integrating the railroad with our other developing operations.

On May 12, 2006, in an effort to further simplify our corporate structure, we assigned all the assets and liabilities of Cranberry Creek to MNJ. We surrendered the corporate charter of Cranberry Creek on November 15, 2006.

Founded in 1947, MNJ has historically been an integral part of the growth of Orange County, New York. MNJ and its predecessors transported milk, milk products, livestock, feed and coal. As recently as in the mid 1980s, MNJ serviced a chemical and a fertilizer plant on its short-line. The business is currently serving Genpak, a national plastic packaging company.

Transaction Structure

Our Board of Directors will not authorize the sale of MNJ for less than $300,000 payable in (i) cash, or (ii) a combination of cash and a promissory note secured by all of the assets of MNJ, with simple interest at no less than permissible by Nevada law and a term of no more than 10 years. The promissory note and security interest agreement will contain terms customary within the industry.

Reasons for the Sale

A significant and long-term investment in MNJ requires a substantial and sustained investment in its infrastructure to attract additional customers and generate revenue. In addition to a significant investment in MNJ’s infrastructure, an experienced management and operations team is required to develop and execute a strategic and operational plan. This investment in infrastructure and additional seasoned team members would necessitate the commitment of financial resources that we do not currently possess. MNJ has and continues to incur losses from operations since our acquisition of MNJ in early 2006. There is no certainty that even with a substantial investment in both infrastructure and management expertise that MNJ could attract enough customers to become profitable. The current economic uncertainty, tight credit and adverse market conditions further diminishes the likelihood of developing MNJ into a profitable business.  Additionally, given the historic declines in the stock market, there is significantly less opportunity for our company to raise the funds through capital markets. The combination of the risks and uncertainties in both MNJ’s current and future operations as well as our current poor financial position make a sale of MNJ the best option available to us to recovery a portion of our original investment while ceasing further losses from operations of MNJ.

If this proposal is approved, our Board of Directors will be granted discretionary authority to approve a sale of MNJ on the terms set forth in this proposal.  We are seeking discretionary authority for our Board to act for several reasons, including cost savings and expediency. In the current environment, if we have a viable offer, we have to act very quickly or risk losing the opportunity. If we had to seek shareholder approval each time an offer is made, that will take a significant period of time, and increase the risk of losing the opportunity.  Furthermore, if we had to seek shareholder approval for each of the proposals in this Proxy Statement, that would be very costly to us.  As such, by grouping all of the proposals in this Proxy Statement and seeking discretionary authority, we are saving significant expenses.

Use of Proceeds

We will use the proceeds to pay down the company's outstanding debt in order of priority based first on any security interest.   Any remaining funds will be used for operating capital.  We do not anticipate that there will be sufficient proceeds to pay down all of our outstanding debt, and thus we do not anticipate that there will be any surplus funds for use as operating capital.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF A GRANT OF DISCRETIONARY AUTHORITY TO THE BOARD TO SELL OUR WHOLLY-OWNED SUBSIDIARY, MIDDLETON & NEW JERSEY RAILWAY COMPANY, INC.

PROPOSAL 4 – APPROVAL OF A GRANT OF DISCRETIONARY AUTHORITY TO THE BOARD TO SPIN-OFF OF OUR WHOLLY-OWNED SUBSIDIARY, MIDDLETON & NEW JERSEY RAILWAY COMPANY, INC. PRORATA TO OUR STOCKHOLDERS

We are seeking stockholder approval to grant discretionary authority to our Board of Directors to approve a pro-rata spin-off of MNJ to our stockholders.

 Background

See “Background” in proposal 3 above.

Transaction Structure

           Upon approval of this proposal, our Board of Directors may distribute the issued and outstanding shares of MNJ prorata to our stockholders.  We will effect the spin-off through a one-time dividend to our shareholders, whereby each of our shareholders will receive a certain amount of shares of MNJ based on the amount of Chartwell shares owned by the shareholder.  Through this dividend, we will no longer own any capitol stock in MNJ.

Reasons for the Spin-Off

MNJ is currently our only revenue-generating business.  Our Board is exploring exiting the rail-based transportation and logistics business and changing our corporate strategy. We believe that in the absence of a sale of MNJ, the best alternative is to spin MNJ off into a separate company.  MNJ would then be able to focus entirely on rail transportation. We further believe that MNJ as a separate entity could operate as a private or non-reporting public company which would result in cost savings and allow it to focus on a specific long-term growth strategy without the influence or financial impact of our other businesses. Additionally, MNJ may have a better opportunity to attract strategic partners or additional capital to execute its strategic plan.

If this proposal is approved, our Board of Directors will be granted discretionary authority to approve a spin-off of MNJ on the terms set forth in this proposal.  We are seeking discretionary authority for our Board to act for several reasons, including cost savings and expediency. If we are unable to sell MNJ, we must act quickly to spin-off MNJ and reduce our cash-burn rate in order to preserve the rest of our operations and assets.  Without available access to the capital and debt markets, a spin-off would be our best option to maintain the viability of both our company and MNJ.  If we had to seek shareholder approval, that will take a significant period of time, and increase the risk of both MNJ and us running out of operating capital.  Furthermore, if we had to seek shareholder approval for each of the proposals in this Proxy Statement, that would be very costly to us.  As such, by grouping all of the proposals in this Proxy Statement and seeking discretionary authority, we are saving significant expenses.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF A GRANT OF DISCRETIONARY AUTHORITY TO THE BOARD TO SPIN-OFF OF OUR WHOLLY-OWNED SUBSIDIARY, MIDDLETON & NEW JERSEY RAILWAY COMPANY, INC. PRORATA TO OUR STOCKHOLDERS

PROPOSAL 5 – APPROVAL OF A GRANT OF DISCRETIONARY AUTHORITY TO THE BOARD TO SELL ALL OR SUBSTANTIALLY ALL OF OUR MINING PROPERTIES AND MINING INTERESTS

We are seeking stockholder approval to grant discretionary authority to our Board of Directors to approve a sale of all or substantially all of our mining properties and mining interests for no less than either (i) $1,000,000 payable in (a) cash, or (b) a combination of cash and a promissory note secured by the properties and interests, with simple interest at no less than permissible by Nevada law and a term of no more than 10 years; or (ii) a perpetual royalty stream of at least 2% of the net selling price for coal and a minimum of $0.25 per ton for other minerals mined, payable in cash. In accordance with Nevada law, a sale of all or a substantial portion of our assets requires the approval of our stockholders.

 Background

On September 8, 2005, we acquired E-Rail Logistics, Inc. (“E-Rail”), a development stage company with assets and minimal operations in the solid waste transportation and disposal industry. The acquisition included E-Rail’s wholly-owned subsidiary, Belville Mining Company, Inc. (“Belville”), based in Ohio which has significant interests and rights to over 9,600 acres of land and minerals in South-Central Ohio, a portion of which land we intend to permit for solid waste landfill and other industrial uses.  The purchase price of E-Rail was initially $9,165,000 but was reduced to $6,492,000 as part of a settlement involving a claim by a former member or creditor of E-Rail.

The property principally contains coal, clay and limestone. We are beginning the permitting process, and cannot estimate when operational use of the property will begin. In addition to permits, the site will require significant infrastructure improvements, which we are evaluating.

Mineral Land Rights

           As of June 30, 2008, we owned or controlled primarily through long-term leases approximately 9,320 acres of coal, limestone and clay mineral rights on land in southern Ohio. 1,320 acres of those properties are encumbered by mortgage liens held by certain creditors of Belville associated with promissory notes issued by Belville to such creditors. The following map illustrates the location of mineral rights we own or control.

Our Reserves

           As of June 30, 2008, our proven and probable mineral reserves are located in Jackson, Scioto and Lawrence counties in the south east corner of the state of Ohio on approximately 1,320 acres of land that we own. We have additional mining rights to approximately 8,000 acres of land mostly relating to underground mining rights in the Wayne National Forest. We estimate that we own approximately 25.760 million tons of non-permitted proven and probable recoverable reserves of coal, approximately 2.737 million tons of non-permitted proven and probable recoverable reserves of limestone, and approximately 2.379 million tons of non-permitted proven and probable recoverable reserves of clay. Recoverable reserves include only saleable minerals and do not include minerals which would remain unextracted, such as support pillars and processing losses. Reserve estimates are prepared by contracted engineers and geologists and are reviewed and updated periodically.

The following table reflects our estimated unassigned recoverable mineral reserves as of June 30, 2008:

Total Unassigned Reserves (tonnage in millions)

	Total Unassigned Recoverable Reserves (2)			Mining Method		Sulfur Content (lbs/million BTUs)			As Received BTU/lb (1)
Mineral	Proven	Probable	Total	Surface	Undergroud	< 1.2	1.2 - 2.5	>2.5
Coal	4.095	21.665	25.760	6.260	19.500	0.167	8.468	17.125	10,500-11,200
Clay	2.238	0.499	2.737	2.737		n/a	n/a	n/a	n/a
Limestone	1.620	0.759	2.379	2.379		n/a	n/a	n/a	n/a
____________

(1)	As received BTU/lb. includes the weight of moisture in the coal on an as sold basis. These were calculated by averaging the values obtained from the drill holes.

(2)	Unassigned reserves will require significant capital expenditure to mine the reserves.

As of June 30, 2008, approximately 100% of our estimated proven and probable mineral reserves were held in fee simple.

           Title to mineral properties held by lessors or grantors to us and our subsidiaries and the boundaries of properties are normally verified at the time of leasing or acquisition. However, consistent with industry practices, title and boundaries are not completely verified until such time as our independent operating subsidiaries prepare to mine such reserves. If defects in title or boundaries of undeveloped reserves are discovered in the future, control of and the right to mine such reserves could be adversely affected.

           We must obtain permits from applicable state regulatory authorities before we begin to mine particular reserves. Applications for permits require extensive engineering, data analysis and presentation. Applications must address a variety of environmental, health and safety matters associated with a proposed mining operation. These matters include the manner and sequencing of mineral extraction, the storage, use and disposal of waste and other substances and other impacts on the environment, the construction of overburden fills and water containment areas and reclamation of the area after coal extraction. We are required to post bonds to secure performance under our permits. Regulatory authorities have considerable discretion in the timing of permit issuance and the public has rights to comment on and otherwise engage in the permitting process, including intervention in the courts.

           Our reported mineral reserves are those that could be economically and legally extracted or produced at the time of their determination. Proven reserves are those reserves for which quantity is computed from dimensions revealed in outcrops, trenches, workings or drill holes. Grade and/or quality are computed from the results of detailed sampling and the sites for inspection, sampling and measurement are spaced so closely and the geologic character is so well defined that size, shape, depth and mineral content of reserves are well-established. Probable reserves are those for which quantity and grade and/or quality are computed from information similar to that used for proven reserves, but the sites for inspection, sampling, and measurement are farther apart or are otherwise less adequately spaced. The degree of assurance, although lower than that for proven reserves, is high enough to assume continuity between points of observation. Except as described elsewhere in this document with respect to permits to conduct mining operations, we are not currently aware of matters which would significantly hinder our ability to obtain future mining permits or governmental approvals with respect to our reserves.

Transaction Structure

Our Board of Directors will not authorize the sale of all or substantially all of our mining properties and mining interests for less than either (i) $1,000,000 payable in (a) cash, or (b) a combination of cash and a promissory note secured by all of the properties and interests, with simple interest at no less than permissible by Nevada law and a term of no more than 10 years; or (ii) a perpetual royalty stream of at least 2% of the net selling price for coal and a minimum of $0.25 per ton for other minerals mined, payable in cash. The promissory note and security interest agreement will contain terms customary within the industry. “Net Selling Price” is defined as the amount received by the end user for the coal minus the costs to transport the coal to where it is processed or sold, Federal Black Lung Excise Taxes, Federal Reclamation Fees, property taxes, and state coal severance taxes accrued from the production or sale of the coal mined..

Reasons for the Sale

In light of the recent economic turmoil and the crash of commodity prices, our Board is exploring whether we should remain in the mining industry. We do not have the financial resources, expertise and level of mineral reserves that would make it feasible for us to undertake mining operations. Based on our current financial and resource capabilities and what we anticipate to be our future business strategy, we believe that a sale or royalty arrangement of all or substantially all of our mining properties and interests would be in the best interests of our stockholders.

If this proposal is approved, our Board of Directors will be granted discretionary authority to approve a sale of all or substantially all of our mining properties and interests on the terms set forth in this proposal.  We are seeking discretionary authority for our Board to act for several reasons, including cost savings and expediency. In the current environment, if we have a viable offer, we have to act very quickly or risk losing the opportunity. If we had to seek shareholder approval each time an offer is made, that will take a significant period of time, and increase the risk of losing the opportunity.  Furthermore, if we had to seek shareholder approval for each of the proposals in this Proxy Statement, that would be very costly to us.  As such, by grouping all of the proposals in this Proxy Statement and seeking discretionary authority, we are saving significant expenses.

Use of Proceeds

We will use the proceeds to pay down the company's outstanding debt in order of priority based first on any security interest.   Any remaining funds will be used for operating capital.  We do not anticipate that there will be sufficient proceeds to pay down all of our outstanding debt, and thus we do not anticipate that there will be any surplus funds for use as operating capital.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF A GRANT OF DISCRETIONARY AUTHORITY TO THE BOARD TO SELL ALL OR SUBSTANTIALLY ALL OF OUR MINING PROPERTIES AND MINING INTERESTS

PROPOSAL 6 – APPROVAL OF A GRANT OF DISCRETIONARY AUTHORITY TO THE BOARD TO SPIN-OFF OF OUR WHOLLY-OWNED SUBSIDIARY, BELVILLE  MINING COMPANY, INC. PRORATA TO OUR STOCKHOLDERS

We are seeking stockholder approval to grant discretionary authority to our Board of Directors to approve a pro-rata spin-off of Belville to our stockholders.

 Background

See “Background” in proposal 5 above.

Transaction Structure

           Upon approval of this proposal, our Board of Directors may distribute the issued and outstanding shares of Belville prorata to our stockholders.  We will effect the spin-off through a one-time dividend to our shareholders, whereby each of our shareholders will receive a certain amount of shares of Belville based on the amount of Chartwell shares owned by the shareholder.  Through this dividend, we will no longer own any capitol stock in Belville.

Reasons for the Spin-Off

Belville owns a significant portion of our assets, including all of our mining properties and interests.  Our Board is exploring exiting the mining business and changing our corporate strategy.  We believe that in the absence of a sale of our mining interests and properties which are largely owned and controlled by Belville, the best alternative is to spin Belville off into a separate company.  Belville would then be a pure mining company. We further believe that Belville as a separate entity could operate as a private or non-reporting public company which would result in cost savings and allow it to focus on a specific long-term growth strategy without the influence or financial impact of our other businesses. Additionally, Belville may have a better opportunity to attract strategic partners or additional capital to execute its strategic plan.

If this proposal is approved, our Board of Directors will be granted discretionary authority to approve a spin-off of Belville on the terms set forth in this proposal.  We are seeking discretionary authority for our Board to act for several reasons, including cost savings and expediency. If we are unable to sell the mining interests and properties owned and controlled by Belville, we must act quickly to allow Belville to capitalize as a standalone mining company that would be more attractive to potential investors and strategic partners since we do not have the financial resources or broad expertise to undertake mining operations.  Without available access to the capital and debt markets, a spin-off would be our best option to maintain the viability of both our company and Belville.  If we had to seek shareholder approval, that will take a significant period of time, and increase the risk of both Belville and us running out of operating capital.  Furthermore, if we had to seek shareholder approval for each of the proposals in this Proxy Statement, that would be very costly to us.  As such, by grouping all of the proposals in this Proxy Statement and seeking discretionary authority, we are saving significant expenses.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF A GRANT OF DISCRETIONARY AUTHORITY TO THE BOARD TO SPIN-OFF OF OUR WHOLLY-OWNED SUBSIDIARY, BELVILLE MINING COMPANY, INC. PRORATA TO OUR STOCKHOLDERS

PROPOSAL 7 – APPROVAL OF A GRANT OF DISCRETIONARY AUTHORITY TO THE BOARD TO CONVERT OUR OUTSTANDING PROMISSORY NOTES INTO SHARES OF OUR CAPITAL STOCK

We are seeking stockholder approval to grant discretionary authority to our Board of Directors to approve the conversion of all or part of the following outstanding promissory notes into shares of our capital stock, which conversion may result in a change of control of the Company.  In accordance with Nevada law, a change of control requires the approval of our stockholders.

On September 8, 2005, in connection with our acquisition of E-Rail, we assumed five promissory notes with a face value of $1,823,000 bearing interest at rates between 0% to 6.5% per annum secured by land owned by our Belville subsidiary and payable over two to five years in monthly installments of principal and interest. The promissory notes were recorded with a value of $1,638,000 which our management believes fairly represents the present value of minimum payments required to be paid under the notes with an interest rate of 11% per annum based on our then current accessible borrowing rate based on proposals for debt financing on comparable assets. As of June 30, 2008 the outstanding balances including accrued interest were $1,018,000 of which $535,000 are due in one year or less. We suspended making payments against the remaining notes in February 2008 while we are in the process of restructuring certain of the terms with the note holders.  We continue to accrue interest based on the existing interest rates.

On March 15, 2006, we issued a $1,000,000 convertible promissory note payable to an accredited private investor. The note bore interest at the rate of 6% per annum, was due on March 15, 2009, interest accrued until the note is repaid or converted, and the principal balance plus any accrued interest could be converted into shares of our common stock at a rate of $2.00 per share at any time. On June 10, 2008 we agreed to renegotiate the note whereby accrued interest and principal totaling  $174,000 was forgiven, the note became secured by substantially all of our assets subject to the existing lien priorities of other secured lenders and the conversion feature was eliminated. The interest rate, interest accrual provision and due date remain unchanged. At June 30, 2008, the balance of the note payable plus accrued interest was $957,000.

On April 30, 2006, we issued a $3,000,000 secured convertible promissory note payable to an accredited foreign private investor. The note bears interest at the rate of 10% per annum, is due on April 30, 2012, interest is payable monthly, is secured by our railway flatbed cars, and the principal balance plus any accrued interest can be converted into shares of our common stock at a rate of $2.30 per share at any time subject to a maximum of 5% of our outstanding common stock at the time of the conversion. In June 2008, we agreed to increase the collateral securing the note to include substantially all of our assets subject to the existing lien priorities of other secured lenders in exchange for delays in interest payments. We further agreed to make principal reductions as collateral was sold. In April 2008 we paid a principal repayment of $134,000. At June 30, 2008, the balance of the note payable plus accrued interest was $2,963,000. On July 24, 2008 we made interest and principals payments totaling $315,000.

On October 23, 2006, we issued five convertible promissory notes payable totaling $250,000 to accredited foreign private investors. The notes bear interest at the rate of 7.75% per annum, are due on May 23, 2012, interest accrues until the notes are repaid or converted, and the principal balances plus any accrued interest can be converted into our common stock at rate of $3.00 per share at any time. At June 30, 2008, the balance of the notes payable plus accrued interest was $283,000.

On March 5, 2007, we issued a convertible promissory note payable totaling $500,000 to an accredited foreign private investor. The note bears interest at the rate of 5.00% per annum, is due on May 23, 2012, interest accrues until the note is repaid or converted, and the principal balances plus any accrued interest can be converted into our common stock at rate of $2.50 per share at any time. At June 30, 2008, the balance of the note payable plus accrued interest was $534,000.

Transaction Structure

Our Board of Directors will not convert any of the outstanding balance of the promissory notes at a per share conversion price less than the then current fair market value. Further, our Board will require noteholders willing to convert their principal balance and accrued interest to enter into a debt settlement agreement with us and provide us complete and general releases from any past or future claims related to their outstanding debt.

Reasons for the Conversion

We incur significant interest expense on our outstanding promissory notes. We expect our operations to remain limited in the future and therefore to continue to incur losses.  Further, we may not be able to monetize our assets or generate enough funds from assets to repay our obligations under these promissory notes. As such, there is a likelihood that we may default on our payment obligations.  Conversion of these notes into our capital stock will significantly reduce our interest expenses and net losses and will provide us permanent capital to reinvest in the future. There may be less urgency to liquidate assets to meet debt obligations that may in turn provide us better opportunities to monetize assets.

If this proposal is approved, our Board of Directors will be granted discretionary authority to convert our outstanding promissory notes into our capital stock on the terms set forth in this proposal.  We are seeking discretionary authority for our Board to act for several reasons, including cost savings and expediency. In the current environment, if we have a viable offer, we have to act very quickly or risk losing the opportunity. If at any time, we are unable to meet our obligations under the promissory notes, we have to act quickly to negotiate a settlement with the holder of the note or risk an attachment levy on or forced liquidation of, our assets.  If we had to seek shareholder approval prior to negotiating a settlement, that will take a significant period of time, and increase the risk of liquidation.  Furthermore, if we had to seek shareholder approval for each of the proposals in this Proxy Statement, that would be very costly to us.  As such, by grouping all of the proposals in this Proxy Statement and seeking discretionary authority, we are saving significant expenses.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF A GRANT OF DISCRETIONARY AUTHORITY TO THE BOARD TO CONVERT OUR OUTSTANDING PROMISSORY NOTES INTO SHARES OF OUR CAPITAL STOCK

PROPOSAL 8 – RATIFICATION OF URISH POPECK & CO., LLC AS THE COMPANY’S ACCOUNTING FIRM FOR 2009 FISCAL YEAR

General

We retained the firm of Urish Popeck & Co., LLP (“Urish”) as our Independent Registered Public Accounting Firm for the years ended June 30, 2008, and June 30, 2007.  The Audit Committee has selected Urish as its principal independent public accountants to perform the audit of our financial statements for the 2009 fiscal year.

We do not expect any representative of Urish will be present at the Annual Meeting of Stockholders.

Although ratification by stockholders is not a prerequisite to the ability of the Audit Committee to select Urish as our independent auditor, and the committee retains the discretion to change auditors notwithstanding ratification as requested by the Proposal, we believe such ratification to be desirable.  In the event of a regular vote of such ratification, the Audit Committee will reconsider its selection.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF URISH POPECK & CO., LLC AS OUR INDEPENDENT REGISTERED ACCOUNTING FIRM

Directors and Executive Officers of the Company

Set forth below is information about our directors, executive officers and key employees:

Name	Position	Age

Imre Eszenyi	Chairman of Board; Acting President and Vice President	41

Paul Biberkraut	Chief Financial and Administrative Officer and Secretary	47

David C. Adams	Director; Assistant Secretary	51

Charles Srebnik	Director; Chairman of Audit Committee	74

The Board of Directors appoints the executive officers.  Executive officers serve at the pleasure of the Board.  There are no family relationships between any of the directors, executive officers or key employees.

Biographies

The biographies of Messrs. Eszenyi, Adams and Srebnik can be found under Proposal 1 - Election of Directors.

Paul Biberkraut joined us as our Chief Financial and Administrative Officer in January 2006 and became our Secretary in 2007. Since May 2008, Mr. Biberkraut has served as the Director of Finance and Secretary for City YMCA, London, a not-for-profit youth services organization.  From December 2002 through January 2006, Mr. Biberkraut was the Executive Vice President, Chief Financial Officer and Secretary of Superior Galleries, Inc., a publicly traded dealer and auctioneer of rare coins. Mr. Biberkraut was a member of the Board of Directors of Superior Galleries, Inc. from December 2002 through December 2006. From December 2000 to November 2002, Mr. Biberkraut was a senior finance manager for information technology at PacifiCare Health Systems, Inc., a public traded health care insurance company. Mr. Biberkraut attended McGill University where he received a Bachelor of Commerce and Graduate Diploma in Public Accountancy, and he received an M.B.A. from Pepperdine University. Mr. Biberkraut is a Chartered Accountant and is a member of Canadian Institute of Chartered Accountants.

Committees of the Board of Directors

Audit Committee

The Audit Committee of the Board of Directors makes recommendations regarding the retention of the independent registered public accounting firm, reviews the scope of the annual audit undertaken by our independent registered public accounting firm and the progress and results of their work, reviews our financial statements, and oversees the internal controls over financial reporting and corporate programs to ensure compliance with applicable laws.  The Audit Committee reviews the services performed by the independent registered public accounting firm and determines whether they are compatible with maintaining the registered public accounting firm's independence.  The Audit Committee has a Charter, which is reviewed annually and as may be required due to changes in industry accounting practices or the promulgation of new rules or guidance documents.  The Audit Committee currently consists solely of Charles Srebnik.  From December 2, 2005, Mr. Srebnik served as the chairman of our Audit Committee, and is qualified as an Audit Committee Financial Expert. Mr. Srebnik is independent as determined by the NASD listing standards.  We are currently seeking additional candidates to serve as independent directors on our Audit Committee.  Our Audit Committee met four (4) times in fiscal 2008.

Audit Committee Report

The Audit Committee reviews the Company's internal accounting procedures, consults with and reviews the services provided by the Company's independent accountants and makes recommendations to the Board of Directors regarding the selection of independent accountants. In fulfilling its oversight responsibilities, the Committee has reviewed and discussed the audited financial statements with management and discussed with the independent auditors the matters required to be discussed by SAS 61. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.

The Committee discussed with the independent auditors, the auditors' independence from the management of the Company and received written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1.

After review and discussions, as mentioned above, the Committee recommended to the Board that the audited financial statement be included in the Company's Annual Report on Form 10-KSB.

Respectfully Submitted,
Audit Committee of
Chartwell International, Inc.,

Charles Srebnik, Chair

Compensation Committee

Our Board of Directors has not established a separate compensation committee nor any other committee that acts as such a committee.  Instead, the entire Board of Directors reviews and approves   executive compensation policies and practices, reviews, salaries and bonuses for our officers, administers our benefit plans, and considers other matters as may, from time to time, be referred to it.

Our Board continues to emphasize the important link between our performance, which ultimately benefits all stockholders, and the compensation of our executives.  Therefore, the primary goal of our executive compensation policy is to closely align the interests of the stockholders with the interests of the executive officers.  In order to achieve this goal, we attempt to (i) offer compensation opportunities that attract and retain executives whose abilities and skills are critical to our long-term success and reward them for their efforts in ensuring our success and (ii) encourage executives to manage from the perspective of owners with an equity stake in the Company.

We use several factors to determine the amount of salary and other benefits to pay each executive, including our financial stability, potential value of what the executive can provide and the value that executive has previously provided to us.  These elements and our decisions regarding such elements fit into our overall compensation objectives by assisting in securing the future potential of our operations, facilitating the entry and enhancement of new and existing markets, providing proper compliance and regulatory oversight and guidance, and helping to create a cohesive team.

Nominations to the Board of Directors

Our directors take a critical role in guiding our strategic direction and oversee the management of the Company.  Board candidates are considered based upon various criteria, such as their broad-based business and professional skills and experiences, a global business and social perspective, concern for the long-term interests of the stockholders and personal integrity and judgment.  In addition, directors must have time available to devote to Board activities and to enhance their knowledge of the natural resources and rail-based transportation industries.  Accordingly, we seek to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to the Company.

We do not have a nominating committee or a written charter related to our nomination process.  The Board believes given the diverse skills and experience required to grow the Company that the input of all members is important for considering the qualifications of individuals to serve as directors.  The members of the Board of Directors perform some of the same functions of a Nominating Committee, such as recommending a slate of directors for election at the annual meeting.

In carrying out its responsibilities, the Board will consider candidates suggested by stockholders.  If a stockholder wishes to formally place a candidate’s name in nomination, however, he or she must do so in accordance with the provisions of our Bylaws.  Suggestions for candidates to be evaluated by the Board must be sent to Corporate Secretary, P.O. Box 15308, Newport Beach, California 92659.

In fiscal 2008, the Board of Directors met three (3) times.  Each director attended all of the meetings of its Board of Directors and of the committees upon which he served.  All Directors attended the 2008 annual meeting of stockholders.  The Board requires all Directors to attend the annual stockholder meeting unless there is an emergency.

Stockholders may send communications to the Board by mail to the Chairman of the Board, Chartwell International, Inc., P.O. Box 976, McLean, Virginia 22101.

EXECUTIVE COMPENSATION AND OTHER TRANSACTIONS

Summary Compensation

The summary compensation table below shows certain compensation information for services rendered in all capacities to us by our chief executive officer and by each other executive officer whose total annual salary and bonus exceeded $100,000 during the fiscal years ended June 30, 2008 and 2007. Other than as set forth below, no executive officer’s total annual salary and bonus exceeded $100,000 during our last fiscal period.

Summary Compensation Table

						NON-EQUITY	NON-QUALIFIED
						INCENTIVE	DEFERRED	ALL
				STOCK	OPTION	PLAN	COMPENSATION	OTHER
NAME AND		SALARY	BONUS	AWARDS (4)	AWARDS (4)	COMPENSATION	EARNINGS	COMPENSATION	TOTAL
PRINCIPAL	YEAR	($)	($)	($)	($)	($)	($)	($)	($)
POSITION (a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Imre Eszenyi,	2008	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-
Chairman of the Board, Acting President and Vice President (1)	2007	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-
Paul Biberkraut,	2008	$104,788	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$104,788
Chief Financial and Administrative Officer and Secretary	2007	$183,462	$10,000	$-0-	$-0-	$-0-	$-0-	$-0-	$194,074
Thomas Winant,	2008	$109,897	$-0-	$-0-	$-0-	$-0-	$-0-	$1,308	$111,205
Vice President of Sales and Operations(2)	2007	$120,000	$-0-	$-0-	$-0-	$-0-	$-0-	$76,560	$196,560

(1)	Mr. Eszenyi does not have an employment engagement and does not receive compensation for his duties as acting president. Aggregate number of stock awards outstanding as of June 30, 2008 is 75,000.

(2)	Mr. Winant’s employment with Chartwell was terminated on January 31, 2008. All other compensation consists of commission.

Employment Agreements

Effective January 16, 2006, we entered into an employment with Paul Biberkraut to serve as our Chief Financial and Administrative Officer. Mr. Biberkraut was paid an annual salary of $180,000 subject to an increase of up to 15% based on an annual review. Initially, Mr. Biberkraut was paid a bonus of $10,000 on January 16, 2006 and an additional bonus of $10,000 was paid on July 15, 2006. Mr. Biberkraut was entitled to participate in our cash management incentive bonus and equity incentive plans upon formation and approval by the Board of Directors, provided, however, cash bonuses shall not exceed 50% of each his base salary then in effect. Additionally, Mr. Biberkraut was granted 25,000 shares of restricted common stock vesting based on certain future liquidity events and awarded an option to acquire 150,000 shares of common stock vesting in equal increments on February 15, 2007 and February 15, 2008. In September 2007, Mr. Biberkraut verbally agreed to reduce his base annual salary to $60,000 and on January 15, 2008 the above employment agreement expired.

Outstanding Equity Awards at Fiscal Year-End

	OPTION AWARDS			STOCK AWARDS
NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISEABLE	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF SECURITIES UNDERLYING UNEXERCISED UNEARNED OPTIONS (#)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)	EQUITY INCENTIVE PAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Imre Eszenyi	-	-	-	-	-	-	-	-	-
Paul Biberkraut (1)	150,000	-	-	$3.00	02/15/11	25,000	$3,750	-	-
Thomas Winant (2)	-	-	-	-	-	-	-	-	-

(1)
The 150,000 common stock options were granted under our 2006 Equity Incentive Plan and are fully vested. The 25,000 common shares were granted under our 2006 Equity Incentive Plan and vests at earlier of certain liquidity events in our common stock or January 1, 2009.

Compensation of Directors

During the year ended June 30, 2008, our directors did not receive any compensation with the exception of the chairman of our audit committee who received cash compensation of $1,000 per month totaling $12,000. All directors are reimbursed for certain expenses in connection with attendance at board meetings.

During the year ended June 30, 2007, our directors did not receive any compensation with the exception of the chairman of our audit committee who received cash compensation of $1,000 per in-person board meeting and $500 per telephonic board meeting totaling $6,000 and received a restricted stock of 25,000 shares of our common stock valued at $29,500. All directors are reimbursed for certain expenses in connection with attendance at board meetings.

The following table summarizes the compensation earned by directors for the year ended June 30, 2008

NAME	FEES EARNED OR PAID IN CASH ($)	STOCK AWARDS (1) ($)	OPTION AWARDS ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($)	ALL OTHER COMPENSATION ($)
(a)	(b)	(c)	(d)		(f)	(g)
David Adams	$-	$-	$-	$-	$-	$-
Charles Srebnik	$12,000	$-	$-	$-	$-	$-

(1) The assumptions underlying the valuation of stock awards can be found in Note 9 of our  Notes to Consolidated Financials that begin on page 43 of our From 10-KSB.  The aggregate number of stock awards outstanding at June 30, 2007 for Mr. Adams is 75,000 and for Mr. Srebnik, 125,000.

As we continue to seek, identify and retain additional independent directors, a director compensation policy in the form of stock-based compensation or cash, or a combination of both, will be established. We are actively seeking at least two independent board members who have relevant industry experience and financial expertise. We anticipate having a majority of outside independent directors.

Compliance with Section 16 of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities, to file with the Securities and Exchange Commission (hereinafter referred to as the “Commission”) initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership, of Common Stock and other of our equity securities on Forms 3, 4, and 5, respectively.  Executive officers, directors and greater than 10% shareholders are required by Commission regulations to furnish us with copies of all Section 16(a) reports they file.  We believe that all reports required by Section 16(a) for transactions in the year ended June 30, 2008, were timely filed.

Security Ownership of Certain Beneficial Owners and Management

 The following table sets forth, as of September 15, 2008, the number and percentage of outstanding shares of our common stock owned by (i) each person known to us to beneficially own more than 5% of our outstanding common stock, (ii) each director, (iii) each named executive officer, and (iv) all executive officers and directors as a group. Share ownership is deemed to include all shares that may be acquired through the exercise or conversion of any other security immediately or within the next sixty days. Such shares that may be so acquired are also deemed outstanding for purposes of calculating the percentage of ownership for that individual or any group of which that individual is a member. Unless otherwise indicated, the stockholders listed possess sole voting and investment power with respect to the shares shown.

		Amount and Nature
		of Beneficial	Percentage of
Name and Address		Ownership of	Common Stock
of Beneficial Owner	Title of Class	Common Stock(1)	Outstanding(1)
Imre Eszenyi(2) (3)	Common (3)	6,216,870	38.29%
Paul Biberkraut(2)	Common (4)	325,000	1.98%
David Adams(2)	Common (5)	378,750	2.33%
Charles Srebnik(2)	Common (6)	450,000	2.77%
Orchestra Finance, LLP, No. 7 Inverness Gardens, London, UK W8 4RN	Common	5,901,370	36.34%
International Kapitalanagegesellsc haft m.b.H acting on behalf of Fund “Merlin Master Funds INKA” Georg-Glock-Strasse 14 40474 Dusseldorf, Germany	Common (7)	2,200,000	12.91%
Fonditel Velociraptor, FL Pedro Teixeira Street, 8, 3rd Floor 28020 Madrid, Spain	Common (8)	1,500,000	9.24%
Gerlach & Company c/o Citibank 333 West 34th Street, 3rd Floor New York, NY 10001	Common	850,000	5.23%
Faisal A. Alhegelan c/o Hogan & hartson L.L.P. 555 Thirteenth Street, NW Washington, DC 20004	Common (9)	852,490	5.25%
All Executive Officers and Directors as a Group (4 persons)	Common (3)(4)(5)	7,370,620	45.39%

(1)
Based upon information furnished to us by the directors and executive officers or obtained from our stock transfer books showing 16,237,900 shares of common stock outstanding as of September 15, 2008. We are informed that these persons hold the sole voting and dispository power with respect to the common stock except as noted herein. For purposes of computing “beneficial ownership” and the percentage of outstanding common stock held by each person or group of persons named above as of September 15, 2008, any security which such person or group of persons has the right to acquire within 60 days after such date is deemed to be outstanding for the purpose of computing beneficial ownership and the percentage ownership of such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2)	The address for Messrs. Eszenyi, Biberkraut, Adams, and Srebnik is 140 East Main Street, Middletown, NY 10940

(3)	Includes 5,901,370 shares owned by Orchestra Finance, LLP, of which Mr. Eszenyi is the managing partner. Mr. Eszenyi disclaims beneficial ownership over these shares.

(4)	Includes 150,000 shares of common stock issuable upon the exercise of options held by Mr. Biberkraut which are exercisable within 60 days of this table.

(5)	Includes 100,000 shares owned by Weintraub Genshlea Chediak, a law firm of which Mr. Adams is a shareholder, and disclaims beneficial ownership.

(6)	Includes 100,000 shares owned by Mr. Srebnik’s spouse, of which Mr. Srebnik disclaims beneficial ownership.

(7)	Includes 800,000 shares INKA has the right to acquire within 60 days upon conversion of 1,950 shares of our Series A Preferred Stock.

(8)	Includes 500,000 shares held in the name of Eurovalor Estados Unidos, FI based on our knowledge that the two entities are controlled or are under the common direction of the same principals.

(9)	Includes approximately 752,490 shares Mr. Alhegelan has the right to acquire within 60 days pursuant to conversion rights that are part of a convertible promissory note issued to Mr. Alhegelan.

Certain Relationships and Related Party Transactions

We paid $145,000 and  $460,000 in cash for legal services to a law firm, Bullivant Houser Bailey, during the year ended June 30, 2007 and the eleven months ended June 30, 2006, respectively, of which, David Adams, a director of ours was a shareholder. In addition, we reported $4,000 due to a law firm, Weintraub Genshlea Chediak, of which, David Adams, a director of ours is a shareholder, for legal services at June 30, 2007.

On March 5, 2007 we issued 1,950 Series A Stock for a purchase price of $0.50 per share to International Kapitalanagegesellsc haft m.b.H acting on behalf of Fund “Merlin Master Funds INKA” (“INKA”), a 5% beneficial owner of our shares.   Additionally, INKA acquired a redemption right. The 1,950 shares of Series A Stock and the redemption right were acquired for an aggregate purchase price of $2,000,000 consisting of $1,500,000 in cash and 400,000 shares of our common stock redeemed at a value of $500,000. On March 5, 2007 we redeemed the 400,000 shares of common stock valued at $500,000 in exchange for a portion of the issuance of 1,950 Series A preferred shares and related redemption rights. Our management valued the shares of common stock at $1.25 per share, the then current stock market price.

Director Independence

David Adams and Charles Srebnik are independent directors as defined by NASD standards.

Code of Ethics

We have adopted a code of ethics that applies to all of our employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.  We have posted our Code of Ethics on our website, at www.chartwellinternational.com and will report any amendment or waiver to the Code of Ethics on our website within five (5) days thereof.

Principal Accountant Fees and Services

The following table presents fees for professional services rendered by Urish for services rendered during the last two fiscal years.

Fees	2008	2007
Audit fees	$125,000	$140,000
Audit-related fees	-	-
Tax fees	41,000	47,000
All other fees	-	-
Total	$166,000	$187,000

Audit fees consist of fees billed for professional services rendered for the audit of our financial statements and review of the interim financial statements included in quarterly reports and services that are normally provided by the above auditors in connection with statutory and regulatory fillings or engagements.

Tax Fees shown above are related to the preparation of our corporate tax returns.

Our Audit Committee approved the Audit Fees for fiscal years ending June 30, 2008 and 2007. Our Audit Committee policies require it to approve the fees and scope of work for all annual audits and quarterly financial statement review. Prior to the formation of our audit committee the full Board of Directors pre-approved all audit and non-audit services to be performed by the independent registered public accounting firm in accordance with the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended.

Pre-Approval Policies

Under our pre-approval policies with respect to our independent accountants, the Audit Committee pre-approves all audit and non-audit services provided by our independent accountants prior to the engagement of the independent accountants for such services. The Chairman of the Audit Committee has the authority to approve any additional audit services and permissible non-audit services, provided the Chairman informs the Audit Committee of such approval at its next regularly scheduled meeting.

All fees reported under the headings Audit fees, Audit-related fees, Tax fees and All other fees above for 2008 were approved by the Audit Committee before the respective services were rendered, which concluded that the provision of such services was compatible with the maintenance of the independence of the firm providing those services in the conduct of its auditing functions. Accordingly, none of the fees reported under the headings were approved by the Audit Committee pursuant to federal regulations that permit the Audit Committee to waive its pre-approval requirement under certain circumstances.

Stockholder Proposals

Proposals by stockholders intended to be presented at the 2009 Annual Meeting of Stockholders must be received by us not later than August 1, 2009, for consideration for possible inclusion in the proxy statement relating to that meeting.  All proposals must meet the requirements of Rule 14a-8 of the Exchange Act.

For any proposal that is not submitted for inclusion in next year's proxy statement (as described in the preceding paragraph), but is instead intended to be presented directly at next year's annual meeting, SEC rules permit management to vote proxies in its discretion if we (a) receive notice of the proposal before the close of business on October 1, 2009, and advise stockholders in the next year's proxy statement about the nature of the matter and how management intends to vote on such matter, or (b) do not receive notice of the proposal prior to the close of business on October 1, 2009.

Notices of intention to present proposals at the 2009 Annual Meeting should be addressed to the Assistant Corporate Secretary, Chartwell International Inc., P.O. Box 15308, Newport Beach, California 92659.  We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Additional Information

The Annual Report on Form 10-KSB for the year ended June 30, 2008, including audited financial statements, is available on the following website www.                      and will be mailed to stockholders who requested it.  We are required to file annual reports on Form 10-KSB, quarterly reports on Form 10-QSB, current reports on Form 8-K and other information with the SEC.  The public can obtain copies of these materials by visiting the SEC’s Public Reference 100 F Street, N.E., Washington, D.C., 20549, by calling the SEC at 1-800-SEC-0330, or by accessing the SEC’s website at www.sec.gov.

Additional copies of our Annual Report on Form 10-KSB filed with the SEC for the year ended June 30, 2008, will be provided to stockholders without charge upon request.  Stockholders should direct any such requests to Chartwell International, Inc., P.O. Box 15308, Newport Beach, California 92659, Attention:  Chief Financial Officer.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” into this proxy statement the information we file with the SEC. This means that we can disclose important information to you by referring you to another document without restating that information in this document. Any information incorporated by reference into this proxy statement is considered to be part of this proxy statement from the date we file that document. Any reports filed by us with the SEC after the date of this proxy statement will automatically update and, where applicable, supersede any information contained in this proxy statement or incorporated by reference in this proxy statement.

We incorporate by reference the following documents and other information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not “filed” in accordance with SEC rules):

• our Annual Report on Form 10-KSB for the year ended June 30, 2008;

• our Quarterly Report on Form 10-Q for the quarter ended September 30, 2008; and

• all documents filed by us subsequent to the date hereof pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended.

We will provide without charge to each person, including any beneficial owner, to whom this proxy statement is delivered, upon his or her written or oral request, by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any or all documents referred to above that have been or may be incorporated by reference into this proxy statement, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request a copy of these filings, at no cost, by contacting the Assistant Corporate Secretary, Chartwell International Inc., P.O. Box 15308, Newport Beach, California 92659

OTHER BUSINESS

We do not know of any business to be presented for action at the meeting other than those items listed in the notice of the meeting and referred to herein.  If any other matters properly come before the meeting or any adjournment thereof, it is intended that the proxies will be voted in respect thereof in accordance with their best judgment pursuant to discretionary authority granted in the proxy.

PROXY	PROXY

Chartwell International, Inc.
140 East Main Street
Middletown, NY 10940
Telephone: (949) 335-5319

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Imre Eszenyi and Paul Biberkraut as proxies, each with full power to appoint substitutes, and hereby authorizes them or either of them to represent and to vote as designated below, all the shares of common stock of Chartwell International, Inc. held of record by the undersigned as of January 2, 2009, at the Annual Meeting of Stockholders to be held at law offices of Weintraub Genshlea Chediak, 400 Capitol Mall, Suite 1100, Sacramento, California 95814, at 9:00 a.m. (PST), on February 19, 2009, and any adjournments or postponements thereof, and hereby ratifies all that said attorneys and proxies may do by virtue hereof.

PLEASE MARK VOTE IN BRACKET IN THE FOLLOWING MANNER
USING DARK INK ONLY.  ☒

1.           Election of Directors to serve until the Annual Meeting of Stockholders for the fiscal year 2009.

Nominees

Imre Eszenyi	☐	FOR	☐	WITHHOLD AUTHORITY
David Adams	☐	FOR	☐	WITHHOLD AUTHORITY
Charles Srebnik	☐	FOR	☐	WITHHOLD AUTHORITY

2.           To approve a 1-for-2 reverse stock split of our outstanding shares of common stock

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.           To grant discretionary authority to our Board of Directors to approve a sale of our wholly-owned subsidiary, Middletown & New Jersey Railway Company, Inc. (“MNJ”) for no less than $300,000 payable in (i) cash, or (ii) a combination of cash and a promissory note secured by the assets of MNJ, with simple interest at no less than permissible by Nevada law and a term of no more than 10 years.

☐	FOR	☐	AGAINST	☐	ABSTAIN

4.           To grant discretionary authority to our Board of Directors to approve a pro-rata spin-off of MNJ to our stockholders.

☐	FOR	☐	AGAINST	☐	ABSTAIN

5.           To grant discretionary authority to our Board of Directors to approve a sale of all or substantially all of our mining properties and mining interests for no less than either (i) $1,000,000 payable in (a) cash, or (b) a combination of cash and a promissory note secured by the properties and interests, with simple interest at no less than permissible by Nevada law and a term of no more than 10 years; or (ii) a perpetual royalty stream of at least 2% of the net selling price for coal and a minimum of $0.25 per ton for other minerals mined, payable in cash.

☐	FOR	☐	AGAINST	☐	ABSTAIN

6.           To grant discretionary authority to our Board of Directors to approve a pro-rata spin-off of Belville Mining Company, Inc. to our stockholders.

☐	FOR	☐	AGAINST	☐	ABSTAIN

7.           To grant discretionary authority to our Board of Directors to approve the conversion of all or part of our outstanding promissory notes into shares of our capital stock, which conversion may result in a change of control of the Company.

☐	FOR	☐	AGAINST	☐	ABSTAIN

8.           To ratify the appointment of Urish Popeck & Co., LLC as the Company’s independent registered accounting firm for the 2009 fiscal year.

☐	FOR	☐	AGAINST	☐	ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS.

THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO OTHER BUSINESS WHICH PROPERLY MAY COME BEFORE THE MEETING, OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.  IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

IF VOTING BY MAIL, PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature Page Immediately Follows

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT FURNISHED IN CONNECTION THEREWITH.

Dated: ____________________, 200__

NAME OF REGISTERED STOCKHOLDER

SIGNATURE

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NAME OF REGISTERED STOCKHOLDER

SIGNATURE

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Common Stock

Please sign exactly as name appears.  When shares are held by joint tenants or more than one person, all owners should sign.  When signing as attorney, as executor, administrator, trustee, or guardian, please give full title as such.  If a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.